LLC-5.5
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Form   LLC-5.5                                  Illinois
        January 1998                            Limited Liability Company Act
                                                Articles of Organization                   Secretary of State
George H. Ryan                                                                             FILED
Secretary of State                              SUBMIT IN DUPLICATE                        DECEMBER 17, 1998
Department of Business Services                 Must be typewritten
Limited Liability Company Division              ----------------------                     LIMITED LIABILITY CO. DIV.
Room 359, Howlett Building                                                                 GEORGE H. RYAN
Springfield, IL 62756                           This space for use by Secretary of State   SECRETARY OF STATE
http://www.sos.state.il.us                      Date              DEC 17, 1998
                                                Assigned File #   0024 536 4               PAID
Payment must be made by certified check,        Filing Fee        $400.00                  DECEMBER 17, 1998
cashier's check, Illinois attorney's check,     Approved:         JE
Illinois C.P.A.'s check or money order,
payable to "Secretary of State."

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1.   Limited Liability Company Name: NWS-Illinois, LLC

     (The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or LP.)

2.   Transacting  business under an assumed name: | | Yes |X| No
     (If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.   The address,  including county,  of its principal place of business:
     (Post office box alone and c/o are unacceptable.)

     2600 West 35th Street, Chicago, IL 60632 Cook County

4.   Federal Employer Identification Number (F.E.I.N.): applied for

5.   The Articles of Organization are effective on: (Check one)

     a) [X] the filing date, or b) [ ] another date later than but not more than
                                       60 days subsequent to the filing date:

6.   The registered agent's name and registered office address is:

     Registered agent: Stephen O'Malley

     Registered Office: 2600 West 35th Street

     (P.O. Box alone and c/o are unacceptable)  Chicago 60632 Cook

7. Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065)
     (If not sufficient space to cover this point, add one or more sheets of this size.)

     To engage in the wholesale distribution of wine and alcohol beverages and to conduct any and all other lawful business and activities for which limited liability companies may be organized.

     (Business Code #5101)

8.   The latest  date,  if any,  upon which the  company  is to  dissolve  N/A.


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     Any other events of dissolution enumerated on an attachment.  (Optional)

9.   Other  provisions for the regulation of the internal affairs of the LLC per
     Section 5-5(a)(8) included as attachment:

     | | Yes      |X| No

     If yes, state the  provision(s)  and the statutory  cite(s) from the ILLCA.


10.  a) Management is vested, in whole or in part, in the manager(s):
     |X| Yes      | | No

     If yes, list names and business addresses.

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     James E. LaCrosse           2600 West 35th Street, Chicago, IL 60632
     Norma M. Johnston           2600 West 35th Street, Chicago, IL 60632
     Patricia J. LaCrosse        2600 West 35th Street, Chicago, IL 60632
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     b) Management is vested, in whole or in part, by the member(s):
     | |   Yes      |X| No

     If yes, list names and addresses.

11. The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

     Dated December 7, 1998


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Signature(s) and Name(s) of Organizer(s)               Business Address(es)

1.  /S/                                                2.  2600 West 25th Street
   Stephen O'Malley, Assistant Secretary                   Chicago
                                                           Illinois 60632

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(Signatures must be in ink on  an  original document.  Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies)
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